UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2012

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

223 East Palace Avenue, Suite B

Santa Fe, New Mexico 87501

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 11, 2012, Management of Sigma Labs, Inc. (“we,” “us,” “our” or the “Company”), in connection with the preparation of our financial statements for the year ended December 31, 2011, identified an error related to our accounting for certain issuances of the Company's common stock, subject to restrictions, pursuant to the Company’s 2011 Equity Incentive Plan (the "Plan"). Such error, which is described below, is reflected in the Company's (i) consolidated financial statements for the period ended June 30, 2011 included in the Company's Form 10-Q that was filed on August 12, 2011 (the "June 2011 Financial Statements"), and (ii) consolidated financial statements for the period ended September 30, 2011 included in the Company's Form 10-Q that was filed on November 14, 2011 (the "September 2011 Financial Statements").

As a result of the foregoing error, our management concluded that the June 2011 Financial Statements and the September 2011 Financial Statements should no longer be relied upon. During April 2011, the Company issued an aggregate of 20,000,000 shares of Company common stock, subject to restrictions, pursuant to the Plan and recorded an expense of $400,000 in the June 2011 Financial Statements and in the September 2011 Financial Statements. However, only an aggregate of 4,850,000 shares, valued at $97,000, of the 20,000,000 shares had vested as of June 30, 2011 and September 30, 2011, resulting in an overstatements of non-cash expenses of $303,000. Thus, our net loss reported was also overstated by $303,000.

Our consolidated financial statements for the year ended December 31, 2011 included in our Form 10-K filed on April 16, 2012 correctly reflects our non-cash expenses as of December 31, 2011. Our executive officers have discussed the matters described herein with Pritchett, Siler & Hardy, P.C., our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2012	SIGMA LABS, INC. By: /s/ Mark Cola Name: Mark Cola Title: President